Exhibit 4.1

OFFICER’S CERTIFICATE

FLUTTER TREASURY DAC

Belfield Office Park, Beech Hill Road, Clonskeagh,

Dublin 4, D04 V972,

Ireland

To:	Citibank, N.A., London Branch, as Trustee

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

August 7, 2025

Reference is made to the Indenture dated April 29, 2024 (as amended and restated from time to time, the “Indenture”) among, inter alios, Flutter Treasury DAC (the “Issuer”) and Citibank, N.A., London Branch, as trustee (the “Trustee”). This Officer’s Certificate is being delivered pursuant to Sections 2.16(c) and 13.03(a) of the Indenture in connection with the issuance by the Issuer of $625,000,000 aggregate principal amount of 5.875% senior secured notes due 2031 (the “USD Notes”), €300,000,000 aggregate principal amount of 4.000% senior secured notes due 2031 (the “EUR Notes”) and £250,000,000 aggregate principal amount of 6.125% senior secured notes due 2031 (the “Sterling Notes” and, together with the USD Notes and the EUR Notes, the “Notes”) on the date hereof. Any capitalized term used but not otherwise defined in this Officer’s Certificate has the meaning assigned to such term in the Indenture.

The Trustee shall be entitled to rely on this Officer’s Certificate absolutely and without further enquiry.

We, the undersigned, in our capacity as Officers of the Issuer and not in our individual capacity and without any personal liability do hereby certify that:

(1) we have read the conditions precedent and covenants, including Sections 2.02, 2.16, 4.04 and 4.05 and the definitions relating thereto, provided for in the Indenture relating to issuance by the Issuer of the Notes;

(2) we have examined the records and other documents of the Issuer relating to such issuance of Notes and such other records and documents as we have deemed necessary or appropriate as a basis for the opinion expressed below in paragraph (4);

(3) in our opinion, we have made such examination or investigation as is necessary to enable us to express informed opinions as to whether or not all conditions precedent and covenants provided for in the Indenture relating to the Issuer’s issuance of the Notes have been satisfied; and

(4) in our opinion, such conditions precedent and covenants have been satisfied, and the terms and conditions of the Notes are as set out in Annex 1 attached hereto, the forms of the Notes are attached hereto under Annex 2, and the board of directors resolutions of the Issuer authorizing the Notes are attached hereto under Annex 3.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned have executed this certificate on the date first written above:

FLUTTER TREASURY DAC

By:	/s/ Edward Traynor
Name	Edward Traynor
Title:	Director

ANNEX 1

Terms and Conditions of the USD Notes

Title of the Notes	$625,000,000 aggregate principal amount of 5.875% Senior Secured Notes due 2031

Aggregate principal amount	$625,000,000

Date of issuance	August 7, 2025

Date of maturity	June 4, 2031

Rate of interest	5.875% per annum plus accrued interest from, and including, June 4, 2025 to, but excluding, the date of issuance.

Interest payment dates	Semi-annually in arrear on each April 15 and October 15, commencing on October 15, 2025. Interest on the USD Notes will accrue from June 4, 2025.

Interest record dates	One Business Day prior to the relevant Interest Payment Date

Currency	U.S. dollar

Redemption provisions

First call date:	April 15, 2027

“Make-whole” call:	At any time prior to the first call date at a discount rate of Treasury Rate plus 50 basis points

Redemption prices:	April 15, 2027	102.938%
	April 15, 2028	101.469%
	April 15, 2029 and thereafter	100.000%

Identification numbers

Temporary Reg S ISIN:	USG35906AF63

Temporary Reg S CUSIP:	G35906 AF6

Reg S ISIN:	USG35906AC33

Reg S CUSIP:	G35906 AC3

Rule 144A ISIN:	US344045AB55

Rule 144A CUSIP:	344045 AB5

Terms and Conditions of the EUR Notes

Title of the Notes	€300,000,000 aggregate principal amount of 4.000% Senior Secured Notes due 2031

Aggregate principal amount	€300,000,000

Date of issuance	August 7, 2025

Date of maturity	June 4, 2031

Rate of interest	4.000% per annum plus accrued interest from, and including, June 4, 2025 to, but excluding, the date of issuance.

Interest payment dates	Semi-annually in arrear on each April 15 and October 15, commencing on October 15, 2025. Interest on the EUR Notes will accrue from June 4, 2025.

Interest record dates	One Business Day prior to the relevant Interest Payment Date

Currency	Euro

Redemption provisions

First call date:	April 15, 2027

“Make-whole” call:	At any time prior to the first call date at a discount rate of Bund plus 50 basis points

Redemption prices:	April 15, 2027	102.000%
	April 15, 2028	101.000%
	April 15, 2029 and thereafter	100.000%

Identification numbers

Temporary Reg S ISIN:	XS3137752757

Temporary Reg S Common Code:	313775275

Reg S ISIN:	XS3049816013

Reg S Common Code:	304981601

Rule 144A ISIN:	XS3049815981

Rule 144A Common Code:	304981598

Terms and Conditions of the Sterling Notes

Other than the pricing terms below, the terms and conditions of the EUR Notes in the Indenture apply to the Sterling Notes (including, for the avoidance of doubt the Issuer’s existing Sterling Notes and with effect from the date of issuance of such existing Sterling Notes) mutatis mutandis, except with regards to Section 12.10 of the Indenture, whereby U.K. Government Obligations apply to the Sterling Notes.

Title of the Notes	£250,000,000 aggregate principal amount of 6.125% Senior Secured Notes due 2031

Aggregate principal amount	£250,000,000

Date of issuance	August 7, 2025

Date of maturity	June 4, 2031

Rate of interest	6.125% per annum plus accrued interest from, and including, June 4, 2025 to, but excluding, the date of issuance.

Interest payment dates	Semi-annually in arrear on each April 15 and October 15, commencing on October 15, 2025. Interest on the Sterling Notes will accrue from June 4, 2025.

Interest record dates	One Business Day prior to the relevant Interest Payment Date

Currency	Sterling pound (including with respect to Section 12.10 of the Indenture)

Redemption provisions

First call date:	April 15, 2027

“Make-whole” call:	At any time prior to the first call date at a discount rate of Gilt Rate plus 50 basis points

Redemption prices:	April 15, 2027	103.063%
	April 15, 2028	101.531%
	April 15, 2029 and thereafter	100.000%

Denominations	In minimum denominations of £100,000 and integral multiples of £1,000 in excess thereof

Identification numbers

Temporary Reg S ISIN:	XS3131112701

Temporary Reg S Common Code:	313111270

Permanent Reg S ISIN:	XS3045497347

Permanent Reg S Common Code:	304549734

Rule 144A ISIN:	XS3045497180

Rule 144A Common Code:	304549718

ANNEX 2

Form of the Notes

[Form of Face of Note]

[•]% Senior Secured Notes due 2031

THIS SECURITY HAS NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER JURISDICTION, AND, NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE U.S. SECURITIES ACT (“RULE 144A”)) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND (2) AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES, AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE OF THIS SECURITY, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES, AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR THERETO) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS] ONLY (A) TO THE ISSUER, THE GUARANTORS OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE U.S. SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS OCCURRING OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN RELIANCE ON REGULATION S UNDER THE U.S. SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF ITS PROPERTY OR THE PROPERTY OF SUCH INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITHIN ITS OR THEIR CONTROL AND TO COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, AND ANY APPLICABLE LOCAL LAWS AND REGULATIONS AND FURTHER SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHTS PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D) OR (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION

OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND (III) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES,” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE U.S. SECURITIES ACT.]

BY ACCEPTING THIS SECURITY (OR AN INTEREST IN THE SECURITY REPRESENTED HEREBY) EACH ACQUIRER AND EACH TRANSFEREE IS DEEMED TO REPRESENT AND WARRANT THAT EITHER (I) IT IS NOT, AND IS NOT ACQUIRING OR HOLDING THIS SECURITY (OR AN INTEREST IN THE SECURITY REPRESENTED HEREBY) WITH THE ASSETS OF, (A) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO TITLE I OF ERISA, (B) A PLAN DESCRIBED IN SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) WHICH IS SUBJECT TO SECTION 4975 OF THE CODE OR PROVISIONS UNDER OTHER U.S. OR NON-U.S. FEDERAL, STATE, LOCAL, OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE (COLLECTIVELY, “SIMILAR LAWS”) OR (C) AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY OF THE FOREGOING DESCRIBED IN CLAUSES (A) AND (B), PURSUANT TO ERISA OR OTHERWISE OR (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS SECURITY (OR AN INTEREST IN THE SECURITY REPRESENTED HEREBY) DOES NOT, AND WILL NOT, CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

[THIS GLOBAL NOTE IS HELD BY THE [IN THE CASE OF THE GLOBAL NOTES REPRESENTING THE DOLLAR NOTES: CUSTODIAN] [IN THE CASE OF THE GLOBAL NOTES REPRESENTING THE EURO NOTES: COMMON DEPOSITARY] (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, AND (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE.]1

[1]	This legend to be used for Global Notes.

[THIS GLOBAL NOTE SHALL BEAR THE TEMPORARY ISIN NUMBERS INDICATED ON THIS GLOBAL NOTE UNTIL THE DAY THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER [•], AFTER WHICH DATE THE PERMANENT ISIN NUMBER INDICATED ON THIS GLOBAL NOTE SHALL BE BORNE.] 2

[2]	Use this legend for additional Notes that will be fungible with the Initial Notes.

[Temporary ISIN      ]

[Temporary CUSIP  ]

[Temporary Common Code  ]

ISIN

[CUSIP   ]

[Common Code   ]

[•]% Senior Secured Notes due 2031

No.	[€] [$] [£] _______________

Issue Date:_______________

FLUTTER TREASURY DAC

promises to pay to    3 or its registered assigns, the principal sum of [   ] [euro] [dollars] [sterling] [or such greater or lesser amount as indicated in the Schedule of Increases, Decreases and Exchanges of Interests in the Global Note]4 on [ • ], 2031.

Interest Payment Dates: [April 15 and October 15] of each year, commencing ________.

Record Dates: One Business Day immediately preceding each Interest Payment Date.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

[3]	Insert name of registered Holder.
[4]	Use the Schedule of Increases, Decreases and Exchanges of Interests language if Note is in Global Form.

IN WITNESS WHEREOF, the parties hereto have caused this Note to be signed manually or by facsimile by the duly authorized officers referred to below.

FLUTTER TREASURY DAC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

CITIBANK, N.A., LONDON BRANCH, in its capacity as Trustee

By:
Authorized Signatory

Dated: [•]

[Back of Note]

[•]% Senior Secured Notes due 2031

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. FLUTTER TREASURY DAC, a designated activity company incorporated under the laws of Ireland (the “Issuer”), promises to pay or cause to be paid interest on the principal amount of this Note at a rate of [ • ]% per annum in cash. The Issuer will pay interest semi-annually in arrears on [April 15 and October 15] of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Note will accrue from the date of original issuance or, if interest has already been paid, from the Interest Payment Date for which interest was most recently paid; provided that the first Interest Payment Date shall be [ • ]. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate that is 1% higher than the then applicable interest rate on the Notes to the extent lawful. The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts, if any (without regard to any applicable grace period), at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Each interest period shall end on (but not include) the relevant interest payment date.

2. METHOD OF PAYMENT. The Issuer will pay interest on this Note (except defaulted interest) to the Persons who are registered Holders of this Note one Business Day immediately preceding the Interest Payment Date, even if this Note is canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. This Note will be payable as to principal of and interest, premium and Additional Amounts, if any, through the Paying Agent as provided in the Indenture or, at the option of the Issuer, payment of interest and Additional Amounts, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be made in dollars.

3. PAYING AGENT, REGISTRAR AND TRANSFER AGENT. Citibank, N.A., London Branch will act as Paying Agent, Transfer Agent and Registrar. Upon notice to the Trustee, the Issuer may change the Paying Agent, Registrar and/or Transfer Agent.

4. INDENTURE.

(a)

The Issuer issued this Note under an indenture dated as of April 29, 2024 (the “Existing Indenture”), among, inter alios, the Issuer and Citibank, N.A., London Branch as the Trustee as supplemented by a supplemental indenture dated June 4, 2025, among, inter alios, the Issuer and the Trustee (together with the Existing Indenture, the “Indenture”). This Note is subject to all terms of the Indenture, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

(b)

To guarantee the due and punctual payment of the principal and interest on this Note and all other amounts payable by the Issuer under the Indenture and this Note when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of this Note and the Indenture, each Guarantor has jointly and severally and unconditionally guaranteed the Guaranteed Obligations pursuant to the terms of the Indenture. The Notes Guarantee of each Guarantor is subject to the provisions of the Intercreditor Agreement. Reference is made to the Indenture and the Intercreditor Agreement for the terms of any such Notes Guarantees, including the release, termination and discharge thereof. Neither the Issuer nor any Guarantor shall be required to make any notation on this Note to reflect any Notes Guarantee or any such release, termination or discharge.

5. OPTIONAL REDEMPTION.

(a)	Except as set forth in this paragraph 5, paragraph 6 and paragraph 10 of this Note, this Note is not redeemable at the option of the Issuer.

(b)

At any time prior to [ • ], 2027, the Issuer may redeem the [Dollar] [Euro] [Sterling] Notes in whole or in part, at its option, upon not less than 10 nor more than 60 days’ prior written notice to the Holders at a redemption price equal to 100% of the principal amount of such [Dollar] [Euro] [Sterling] Notes plus the [Dollar] [Euro] [Sterling] Applicable Premium as of, and accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to, but excluding, the redemption date).

For purposes of this Note:

“[Dollar] [Euro] [Sterling] Applicable Premium” means, with respect to any Note, the greater of:

(i)	1% of the principal amount of such Note; and

(ii)	the excess (to the extent positive) of:

(A)

the present value at such redemption date of (i) the redemption price of such Note at [ • ], 2027 (such redemption price being (expressed in percentage of principal amount) being set forth in the table under [OPTIONAL REDEMPTION] (excluding accrued but unpaid interest), plus (ii) all required interest payments due on such Note to and including [ • ], 2027 (excluding accrued but unpaid interest), computed upon the date of redemption using a discount rate equal to the [Applicable Treasury Rate] [Applicable Bund Rate] [Applicable Gilt Rate] at such date of redemption plus 50 basis points; less

(B)	the outstanding principal amount of such Note,

as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. For the avoidance of doubt, the calculation of the [Dollar] [Euro] [Sterling] Applicable Premium shall not be a duty or obligation of the Trustee or the Paying Agent.

(c)

At any time and from time to time on or after [ • ], 2027, the Issuer may redeem the [Dollar] [Euro] [Sterling] Notes in whole or in part, at its option, upon not less than 10 nor more than 60 days’ prior written notice to the Holders at a redemption price equal to the percentage of principal amount of the [Dollar] [Euro] [Sterling] Notes set forth below plus accrued and unpaid interest to, but excluding, the redemption date:

Year	[Dollar Notes Redemption Price]		[Euro Notes Redemption Price]		[Sterling Notes Redemption Price]
2027	[	• ]	[	• ]	[	• ]
2028	[	• ]	[	• ]	[	• ]
2029 and thereafter	100.000%		100.000%		100.000%

(d)

At any time and from time to time prior to [ • ], 2027, the Issuer may, at its option, upon notice as described under Section 3.02 and Section 3.03 redeem up to 40% of the aggregate principal amount of the [Dollar] [Euro] [Sterling] Notes (including Additional [Dollar] [Euro] [Sterling] Notes) at a redemption price equal to (i) [ • ] of the aggregate principal amount thereof, with an amount equal to or less than the Net Cash Proceeds from one or more Equity Offerings to the extent such Net Cash Proceeds are received by or contributed to the Company, plus (ii) accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption; provided that:

(i)	the redemption takes place not later than 180 days after the closing of the related Equity Offering; and

(ii)

not less than 50% of the principal amount of the [Dollar] [Euro] [Sterling] Notes originally issued on the Issue Date (excluding the principal amount of any Additional [Dollar] [Euro] [Sterling] Notes) remain outstanding immediately thereafter (unless all such [Dollar] [Euro] [Sterling] Notes are redeemed substantially concurrently).

Notice of any redemption upon any Equity Offering may be given prior to the completion thereof.

(e)

At any time prior to [ • ], 2027, the Issuer may redeem up to 10% of the aggregate principal outstanding amount of the [Dollar] [Euro] [Sterling] Notes (calculated after giving effect to the issuance of any Additional [Dollar] [Euro] [Sterling] Notes) during each 12 month period commencing from the Issue Date, from time to time, upon not less than 10 nor more than 60 days’ prior written notice to the Holders at a redemption price equal to 103% of the principal amount of the [Dollar] [Euro] [Sterling] Notes redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to, but excluding, the redemption date).

(f)

Notwithstanding the foregoing, in connection with any tender offer for Notes, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not withdraw such Notes in such tender offer and the Issuer, or any third party making such a tender offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by Holders of the Notes, the Issuer or such third party will have the right upon not less than 10 nor more than 60 days’ prior notice to the Holders, given not more than 30 days following such purchase date, to redeem all Notes of such series that remain outstanding following such purchase at a price equal to the price paid to each other Holder in such tender offer (other than any incentive payment for early tenders), plus, to the extent not included in the tender offer payment, accrued and unpaid interest and Additional Amounts, if any, thereon, to, but not including, the redemption date.

(g)

Notwithstanding anything else in the Indenture or the Notes, redemption notices may be given more than 60 days prior to a redemption date if the notice is in connection with a defeasance of Notes or a satisfaction and discharge of the Indenture.

(h)

Any redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent. In addition, if such redemption is subject to satisfaction of one or more conditions precedent, such notice may state that, at the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed; provided that in no case shall the notice have been delivered less than 10 days or more than 60 days prior to the date on which such redemption (if any) occurs.

(i)

If the Issuer effects an optional redemption of the Notes, it will, for so long as the Notes are listed on the Exchange, and if and to the extent that the rules of the Exchange so require, inform the Exchange of such optional redemption and confirm the aggregate principal amount of the Notes that will remain outstanding immediately after such redemption.

(j)

If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the Note is registered at the close of business on such record date, and no additional interest will be payable to Holders whose Notes will be subject to redemption by the Issuer.

(k)

If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(l)

The Issuer, the Company, any of its Subsidiaries and their respective Affiliates and members of our management may acquire at any time and from time to time the Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, and such purchases may be at prices below par. The amounts involved in any such purchase transactions, individually or in the aggregate, may be material. Any such purchases may be with respect to a substantial amount of the Notes or another series of debt, with the attendant reduction in the trading liquidity of such class or series.

(m)

If requested in writing by the Company, the Paying Agent (which request may be included in the applicable notice of redemption pursuant to the above referenced Officer’s Certificate) shall distribute any amounts deposited to the Holders prior to the redemption date; provided, however, that the Holders shall have received at least three Business Days’ notice from the Company of such earlier repayment date (which may be included in the notice of redemption). For the avoidance of doubt, the distribution and payment to Holders prior to the maturity or redemption date as set forth above will not include any negative interest, present value adjustment, break costs or any other premium on such amounts. To the extent the Notes are represented by a global note deposited with a depositary for a clearing system, any payment to the beneficial holders of such Notes holding interests as a participant of such clearing system shall be subject to the then applicable procedures of such clearing system.

6. REDEMPTION FOR TAXATION REASONS.

(a)

The Issuer may redeem the Notes in whole, but not in part, at any time upon giving not less than 10 nor more than 60 days’ notice to the Holders of the Notes (with a copy to the Trustee and Paying Agent) (which notice will be irrevocable) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date fixed for redemption (a “Tax Redemption Date”)

(subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the redemption date) and all Additional Amounts as set forth in Section 4.10 of the Indenture, if any, then due and which will become due on the Tax Redemption Date as a result of the redemption or otherwise, if any, if the Issuer or any Guarantor determines in good faith that, as a result of:

(i)	any change in, or amendment to, the law or treaties (or any regulations or rulings promulgated thereunder) of a Relevant Taxing Jurisdiction (as defined below) affecting taxation; or

(ii)

any change in, or amendment to, the existing official written position or the introduction of, a written official position regarding the application, administration or interpretation of such laws, treaties, regulations or rulings (including by virtue of a holding, judgment or order by a court of competent jurisdiction) of a Relevant Taxing Jurisdiction

(each of the foregoing in clauses (1) and (2), a “Change in Tax Law”),

the relevant Payor (as defined in Section 4.10 of the Indenture) is, or on the next interest payment date in respect of the Notes would be, required to pay any Additional Amounts, and such obligation cannot be avoided by taking reasonable measures available to the relevant Payor (including, for the avoidance of doubt, the appointment of a new Paying Agent where this would be reasonable but not including assignment of the obligation to make payment with respect to the Notes). In the case of redemption due to withholding as a result of a Change in Tax Law in a jurisdiction that becomes a Relevant Taxing Jurisdiction after the Pricing Day, such Change in Tax Law must become effective on or after the date the jurisdiction becomes a Relevant Taxing Jurisdiction. Notice of redemption for taxation reasons will be published in accordance with the procedures described in Section 3.02 and Section 3.03 of the Indenture. Notwithstanding the foregoing, no such notice of redemption will be given (a) earlier than 90 days prior to the earliest date on which such Payor would be obliged to make such payment of Additional Amounts and (b) unless at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. Prior to the publication or mailing of any notice of redemption of the Notes pursuant to the foregoing, such Payor will deliver to the Trustee (a) an Officer’s Certificate stating that it is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right so to redeem have been satisfied and that it would not be able to avoid the obligation to pay Additional Amounts by taking reasonable measures available to it and (b) a written opinion of an independent tax counsel of recognized standing qualified under the laws of the Relevant Taxing Jurisdiction and reasonably satisfactory to the Trustee to the effect that such Payor has or would become obligated to pay Additional Amounts as a result of a Change in Tax Law. The Trustee shall accept, and will be entitled to conclusively rely on, such Officer’s Certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, without further inquiry, in which event it will be conclusive and binding on the Holders.

(b)

The foregoing will apply mutatis mutandis to any successor to the Issuer and to any jurisdiction in which any successor to the Issuer is incorporated or organized, resident or engaged in business for tax purposes or has a permanent establishment in, or any political subdivision or taxing authority or agency thereof or therein.

7. [RESERVED].

8. SINKING FUND. The Issuer will not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

9. NOTICE OF REDEMPTION. Notice of redemption will be given in accordance with Section 3.03 and Section 13.01 of the Indenture and the effect of notice of redemption is set forth in Section 3.04 of the Indenture.

10. REPURCHASE AT THE OPTION OF THE HOLDER.

(a)

If a Change of Control occurs, subject to the terms of the Indenture, each Holder will have the right to require the Issuer to repurchase all or part (equal to [$200,000 principal amount and integral multiples of $1,000 in excess thereof] [€100,000 principal amount and integral multiples of €1,000 in excess thereof] [£100,000 principal amount and integral multiples of £1,000 in excess thereof]), as the case may be, of such Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date occurring on or prior to the purchase date ; provided, however, that the Issuer shall not be obliged to repurchase Notes pursuant this paragraph 10 of this Note in the event and to the extent that it has unconditionally exercised its right to redeem all of the Notes as described in paragraph 5(c) above or all conditions to such redemption have been satisfied or waived. Within 60 days following any Change of Control, the Issuer shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)	In accordance with Section 4.07 of the Indenture, the Company will be required to offer to purchase Notes upon the occurrence of certain events.

11. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons attached in denominations of [$200,000 and in integral multiples of $1,000] [€100,000 and in integral multiples of €1,000] [£100,000 principal amount and integral multiples of £1,000 in excess thereof] in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, to furnish information regarding the account of the transferee at [DTC] [Euroclear and/or Clearstream], and to furnish certificates and opinions, and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed or for a period of 15 days prior to the record date with respect to any Interest Payment Date.

12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as the owner of it for all purposes.

13. AMENDMENT, SUPPLEMENT AND WAIVER. Except as otherwise set forth in the Indenture (including the exceptions contained in Section 9.01 and Section 9.02 of the Indenture), the Note Documents (as defined in the Indenture) may be amended, supplemented or otherwise modified with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes) and, except as otherwise set forth in the Indenture, any default or compliance with any provisions thereof may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). In certain circumstances, the Indenture, the Notes or the Notes Guarantees may be amended or supplemented without the consent of any Holder, including to cure any ambiguity, defect or inconsistency.

14. DEFAULTS AND REMEDIES. Except as set forth in Section 6.03 of the Indenture, if an Event of Default occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 30% aggregate principal amount of the outstanding Notes by written notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes to be due and payable. If an Event of Default described in clause (5) of Section 6.01(a) of the Indenture occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest, including Additional Amounts, if any, on all the Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity and/or security (including by way of pre-funding) satisfactory to it before it enforces the Indenture or the Notes. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

15. AUTHENTICATION. This Note will not be valid until authenticated by the manual or facsimile signature of the Trustee or an Authenticating Agent.

16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

17. [CUSIP AND] ISIN [AND COMMON CODE] NUMBERS. [Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on this Note and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.] The Issuer has caused ISIN numbers to be printed on this Note and the Trustee may use ISIN numbers in notices of redemption as a convenience to Holders. [In addition, the Issuer has caused Common Code numbers to be printed on the Notes and Trustee may use Common Code numbers in notices of redemption as a convenience to Holders.] No representation is made as to the correctness or accuracy of such numbers either as printed on this Note or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

18. GOVERNING LAW. THE INDENTURE AND THIS NOTE, INCLUDING ANY NOTES GUARANTEES, AND THE RIGHTS AND DUTIES OF THE PARTIES THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture, the form of Note, the Security Documents, the Intercreditor Agreement or any Additional Intercreditor Agreement. Requests may be made to:

Flutter Treasury DAC

Belfield Office Park

Beech Hill Road

Clonskeagh, Dublin 4

D04 V972, Ireland

Attention of: Steven Ellis

With a copy to Flutter Group Head of Legal

Email: GroupLegal@flutter.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(1)	(I) or (we) assign and transfer this Note to:

(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, check the appropriate box below:

☐ Section 4.07

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased (in denominations of [$200,000 or integral multiples of $1,000 in excess thereof] [€100,000 or integral multiples of €1,000 in excess thereof] [£100,000 or integral multiples of £1,000 in excess thereof]):

[$] [€] [£]

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES, DECREASES AND EXCHANGES OF INTERESTS IN THE GLOBAL NOTE5

The following (i) increases or decreases in this Global Note or (ii) exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Registered Note, or exchanges of a part of another Global Note or Definitive Registered Note for an interest in this Global Note, have been made:

Date of Increase/Decrease/Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Registrar or Paying Agent

[5]	Use the Schedule of Increases, Decreases and Exchanges of Interests language if Note is in Global Form.

ANNEX 3

Resolutions of the Board of Directors

[Intentionally Omitted]